UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 26, 2023

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(Address of Principal Executive Office)
(303) 925-6000
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Common Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure

On December 26, 2023, Liberty Latin America Ltd. (“LLA” or the "Company") entered into a Transaction Agreement (the “Agreement”) with América Móvil S.A.B. de C.V. (“AMX”) and certain affiliates of AMX and LLA, and Claro Chile SpA (“ClaroVTR”), relating to the Company's 50/50 joint venture in Chile.

Under the terms of the Agreement, AMX and LLA have agreed, either collectively in proportion to their shareholding percentage interest or individually, to provide additional capital required by ClaroVTR during the calendar year 2023 and through June 30, 2024 in an aggregate amount not to exceed CLP 972.4 billion. This commitment is aimed to support the execution of the business plan of ClaroVTR and CLP 289.3 billion permitted the refinancing of certain bank debt guaranteed by AMX existing at the formation of the JV. Furthermore, AMX or LLA may exercise a catch-up right on or before August 1, 2024, to cure any failure by AMX or LLA to fund its respective portion of such commitment in order to continue ClaroVTR as a 50:50 joint venture.

To this date, AMX has purchased convertible notes from ClaroVTR (the “AMX Convertible Notes”) with an aggregate principal amount of CLP 720.6 billion (including the amounts used for the refinancing of bank debt), convertible into shares of ClaroVTR. Subject to the terms of the Agreement, including complying with applicable regulatory requirements, upon the conversion of the AMX Convertible Notes and any additional convertible notes purchased by AMX on or prior to August 1, 2024, ClaroVTR may no longer be a 50:50 joint venture if LLA does not exercise its catch-up right pursuant to the Agreement.

The governance structure of ClaroVTR is governed by a shareholders agreement entered into concurrent with the execution of the Agreement. Certain summarized principal governing terms include:

a.If either AMX or LLA holds shares that represent less than 50%, but at least 10% of the total shares of ClaroVTR, such party will retain certain customary minority protections, including board designation rights, consent rights for certain actions and information rights of ClaroVTR.

b.If from and after August 1, 2024, either LLA or AMX holds shares that represent less than 50%, the party who holds more than 50% shares will be entitled to appoint the majority members of the board of directors of ClaroVTR.

c.If within a 90-day period following August 1, 2024, either LLA or AMX holds less than 5% shares of ClaroVTR, then such party will have a put right to sell all of its shares to the other party, and the other party will have a call right to purchase all of the shares held by the party who holds less than 5%. Furthermore, subject to the satisfaction of certain requirements, within a 90-day period after February 1, 2026, LLA or AMX may exercise a put right or a call right to sell or purchase, as the case may be, all of the shares held by the other party in ClaroVTR.

This Current Report on Form 8-K and the information contained herein are being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Exhibit Name

101.SCH	XBRL Inline Taxonomy Extension Schema Document.
101.DEF	XBRL Inline Taxonomy Extension Definition Linkbase.
101.LAB	XBRL Inline Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Inline Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File.* (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY LATIN AMERICA LTD.

By:	/s/ MICHAEL D. OLIVER
Michael D. Oliver
Vice President, Global Financial Reporting

Date: December 26, 2023